Exhibit 10.6

UIPATH, INC.

RESTRICTED STOCK AWARD GRANT NOTICE

(2018 STOCK PLAN)

UiPath, Inc. (the “Company”), pursuant to its 2018 Stock Plan (the “Plan”), hereby awards to Participant, in consideration for Participant’s past or future services actually or to be rendered to the Company, the number of shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.00001 per share, set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Award Grant Notice (the “Grant Notice”) and the attached Restricted Stock Award Terms and Conditions (together with the Grant Notice, the “Award Agreement”), and the Plan, all of which are attached to this Grant Notice and incorporated into this Grant Notice in their entirety. Capitalized terms not explicitly defined in the Award Agreement but defined in the Plan will have the meanings provided in the Plan. If the Company uses an electronic capitalization table system (such as Carta or Shareworks) and the fields below are blank or the information is otherwise provided in a different format electronically, the blank fields and other information (such as exercise schedule and type of grant) shall be deemed to come from the electronic capitalization system and is considered part of this Grant Notice.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Award:

Consideration:	Participant’s services as outside director to Company

Vesting Schedule:

Additional Terms/Acknowledgements: Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions of the Plan and this Award Agreement (including all attachments and exhibits) and has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award. By accepting this Award, Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions arising under the Plan or this Award.

Participant further consents to receive any documents related to the Plan by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

Participant further acknowledges that as of the Date of Grant, this Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject, with the exception of (i) options, restricted stock awards or other compensatory stock awards previously granted and delivered to Participant, and (ii) any written employment or severance arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein.

Participant further acknowledges that this Award Agreement has been prepared on behalf of the Company by Cooley LLP, counsel to the Company and that Cooley LLP does not represent, and is not acting on behalf of, Participant in any capacity. Participant has been provided with an opportunity to consult with Participant’s own counsel with respect to this Award Agreement.

This Award may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

UiPath, Inc.		Participant:

By:
	Signature	Signature

Title:		Date:

Date:

Attachments:

Attachment I:	Restricted Stock Award Terms and Conditions
Exhibit A:	Assignment Separate from Certificate
Exhibit B :	Joint Escrow Instructions

Attachment II:	2018 Stock Plan
Attachment III:	Section 83(b) Election

ATTACHMENT I

RESTRICTED STOCK AWARD TERMS AND CONDITIONS

UIPATH, INC.

(2018 STOCK PLAN)

RESTRICTED STOCK AWARD TERMS AND CONDITIONS

UiPath, Inc. (the “Company”) has awarded you the number of shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.00001 per share (the “Common Stock”), indicated in the Grant Notice (the “Award”) pursuant to its 2018 Stock Plan (the “Plan”). The Grant Notice and these Restricted Stock Award Terms and Conditions are collectively referred to as the “Award Agreement”. Capitalized terms not explicitly defined in this Agreement but defined in the Plan will have the same meanings given to them in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1. Escrow of Shares. As security for your faithful performance of the terms of this Award Agreement and to ensure the availability for delivery of the Unvested Shares upon exercise of the Reacquisition Right, you agree that the Shares will be held in escrow pursuant to the terms of the Joint Escrow Instructions attached to this Agreement as Exhibit B. You agree to execute and deliver to the individual designated as the escrow agent in the Joint Escrow Instructions or person’s designee (the “Escrow Agent”), (i) the Joint Escrow Instructions and (ii) two Assignment Separate From Certificate forms duly endorsed (with date and number of shares blank) substantially in the form attached to this Agreement as Exhibit A and deliver the same, along with the certificate or certificates evidencing the Unvested Shares, which will be held and used by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions.

2. Vesting. Subject to the limitations contained herein, the Shares will vest pursuant to the Vesting Schedule in the Grant Notice, provided that vesting will cease upon the termination of your Service. “Vested Shares” will mean Shares that have vested in accordance with the Vesting Schedule, and “Unvested Shares” will mean Shares that have not vested in accordance with the Vesting Schedule.

3. Number of Shares; Adjustments. The number of Shares subject to your Award may be adjusted from time to time for the adjustment events described in Section 9(a) of the Plan. In the event of any such adjustment events, new, substituted or additional securities or other property to which you are entitled by reason of your ownership of the Unvested Shares will be immediately subject to the same vesting requirements and vesting schedule that is applicable to the Shares with respect to which such additional Shares relate, as well as all transfer restrictions contained in this Award Agreement, including the Reacquisition Right, the Right of First Refusal and the Lock-Up Period (each as defined below). No fractional shares or rights for fractional shares will be created pursuant to this Section. Any fraction of a share will be rounded down to the nearest whole share.

4. Securities Law Compliance. The Shares are not registered under the Securities Act. At this time, the Company has determined that the issuance of the Shares under this Award is exempt from the registration requirements of the Securities Act. If the Company determines at any time that an exemption from the registration requirements of the Securities Act was not available or that the issuance of the Shares otherwise would not comply with any other applicable laws and regulations, then the Company will not be obligated to issue the Shares or may rescind the award to you.

5. Transfer Restrictions. In addition to any other limitation on transfer created by the Company’s bylaws and applicable securities laws, you may not Transfer all or any part of the Unvested Shares or any interest in the Unvested Shares while such shares are subject to the Reacquisition Right (as defined below) or continue to be held by the Escrow Agent (as defined below) or by the Company’s transfer agent in restricted book entry form. In the case of Vested Shares, you may not Transfer the Vested Shares or any interest in the Vested Shares except in compliance with this Award Agreement, including without limitation the Right of First Refusal (as defined below), the Company’s bylaws and applicable securities laws. As used in this Award Agreement, the term “Transfer” means any sale, encumbrance, pledge, gift or other form of disposition or transfer of shares of Common Stock or any legal or equitable interest therein; provided, however, that the term Transfer does not include a transfer of such shares or interests by will or intestacy to your Immediate Family. In such case, the transferee or other recipient will receive and hold the Shares so transferred subject to the provisions of this Award Agreement, and there will be no further transfer of such shares except in accordance with the terms of this Award Agreement. The term “Immediate Family” will mean your spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of you or your spouse, or the spouse of any child, adopted child, grandchild or adopted grandchild of you or your spouse.

6. Unvested Share Reacquisition Right.

(a) Reacquisition Right. In the event your Service terminates, the Company will automatically reacquire (the “Reacquisition Right”) on the date that is 90 days after the termination of your Service (the “Reacquisition Date”) all Unvested Shares as of the date of your termination of Service without any payment to you (that is, for zero dollars ($0)) and without any required action or notice to you. You hereby agree to take whatever action the Company deems necessary to effectuate the Company’s reacquisition of the Unvested Shares. Following such reacquisition, the Company will become the legal and beneficial owner of the Unvested Shares being reacquired and all rights and interests in and related to such shares, and the Company will have the right to transfer to its own name the Unvested Shares being reacquired by the Company without further action by you. Notwithstanding anything to the contrary in this Section or in this Award Agreement, the Company may elect to waive, in its sole discretion, its Reacquisition Right in whole or in part by providing written notice to you (with a copy to the Escrow Agent, as defined below), at any time prior to or on the Reacquisition Date, and the Escrow Agent may then release to you the number of Shares not being reacquired by the Company.

(b) Corporate Transactions. To the extent the Reacquisition Right remains in effect following a corporate transaction described in Section 9(b) of the Plan, unless otherwise provided by the Board of Directors pursuant to the terms of the Plan, it will apply to the new capital stock, cash or other property received in exchange for the Unvested Shares in consummation of such corporate transaction, as applicable, but only to the extent the Unvested Shares were at the time covered by such right.

(c) Termination of Reacquisition Right. The Company’s Reacquisition Right will terminate upon the earlier of (i) the Company’s reacquisition in full of the Unvested Shares (or waiver of the Reacquisition Right) and (ii) the expiration of the Company’s Reacquisition Right.

7. Right of First Refusal.

(a) Right of First Refusal. In the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the right of first refusal (the “Right of First Refusal”) with respect to all (and not less than all) of such Shares. If you desire to transfer Shares acquired under this Agreement, you shall give a written transfer notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal, State or foreign securities laws (the “Transfer Notice”). The Transfer Notice shall be signed both by you and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company. “Transferee” shall mean any person to whom you have directly or indirectly transferred any Share acquired under this Agreement.

(b) Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, you may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions no less favorable to you than those described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal, state and foreign securities laws and not in violation of any other contractual restrictions to which you are bound. Any proposed transfer on terms and conditions less favorable than those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c) Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company, a sale of all or substantially all of the Company’s stock or assets, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Shares subject to this Section 7 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 7.

(d) Termination of Right of First Refusal. Any other provision of this Section 7 notwithstanding, in the event that the Common Stock is readily tradable on an established securities market when you desire to transfer Shares, the Company shall have no Right of First Refusal, and you shall have no obligation to comply with the procedures prescribed by subsections (a) and (b) above.

(e) Permitted Transfers. This Section 7 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of your Immediate Family or to a trust or other entity established by you solely for your benefit and/or one or more members of your Immediate Family, provided in either case that you agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If you transfer any Shares acquired under this Agreement, either under this subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as this Agreement applies to you. “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(f) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 7, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not any certificate(s) therefor have been delivered as required by this Agreement.

(g) Assignment of Right of First Refusal. The Board of Directors may freely assign the Company’s Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall be entitled to and assume all of the Company’s rights and obligations under this Section 7.

8. Lock-Up Period. By accepting your Award, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with applicable FINRA rules (the “Lock-Up Period”); provided, however, that nothing contained in this Section will prevent the exercise of a reacquisition or repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect to the foregoing covenant. You also agree that any transferee of any other shares of Common Stock (or other securities) of the Company held by you will be bound by this Section. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section and will have the right, power and authority to enforce the provisions of this Section as though they were a party to this Award Agreement. You further agree that the obligations contained in this Section 8 shall also, if so determined by the Company’s Board of Directors, apply in the Company’s initial listing of its Common Stock on a national securities exchange by means of a registration statement on Form S-1 under the Securities Act (or any successor registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission) filed by the Company with the Securities and Exchange Commission that registers shares of existing capital stock of the Company for resale (a “Direct Listing”) (and, for avoidance of doubt, the Lock-Up Period shall be deemed to include the period following the Direct Listing during which the restrictions under this Section 8 apply) provided that all holders of at least 5% of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of any outstanding Preferred Stock of the Company) are subject to substantially similar obligations with respect to such Direct Listing.

9. Rights as Stockholder.

(a) General. Subject to the provisions of this Award Agreement, you will exercise all rights and privileges of a stockholder of the Company with respect to the Shares, including for purposes of exercising any voting rights relating to any Unvested Shares.

(b) Dividends. You will be deemed to be the holder of the Unvested Shares for purposes of receiving any dividends that may be paid with respect to such Shares; provided, however, that any dividends or other distributions paid with respect to the Unvested Shares shall be subject to all of the terms and conditions applicable under this Award Agreement to the same extent as the Unvested Shares. For clarity, cash dividends made prior to the vesting of any Unvested Shares will be withheld and paid to you (without interest) only if, when and to the extent, such Shares become Vested Shares.

10. Waiver of Information Rights. You hereby acknowledge and agree that, except for such information as required to be delivered to you by the Company pursuant to any other agreement by and between you and the Company, you shall have no right to receive any information from the Company by virtue of your purchase of the Shares, ownership of the Shares, or as a result of you being a holder of record of stock of the Company. Without limiting the foregoing, to the fullest extent permitted by law, you hereby waive your inspection rights under Section 220 of the Delaware General Corporation Law and all such similar information and/or inspection rights that may be provided under the law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to the Company, the Company’s capital stock or the Shares (the “Inspection Rights”). You hereby covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.

11. Restrictive Legends. All certificates representing the Common Stock issued under your Award will be endorsed with appropriate legends determined by the Company in substantially the following forms (in addition to any other legend that may be required by other agreements between you and the Company):

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REACQUISITION RIGHT AND OTHER RESTRICTIONS AND CONDITIONS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE COMPANY’S PRINCIPAL CORPORATE OFFICES. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH RIGHT IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF REFUSAL GRANTED TO THE COMPANY AND/OR ITS ASSIGNEE(S) AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THE BYLAWS OF THE COMPANY AND/OR A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE COMPANY’S PRINCIPAL CORPORATE OFFICES.”

(d) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE COMPANY.”

(e) Any legend required by appropriate blue sky officials.

12. Drag Along Right.

(a) Required Actions. If the Board of Directors and the holders of a majority (by voting power) of the then-outstanding shares of capital stock held by the stockholders of the Company (voting together as a single class and, with respect to the preferred stock of the Company, on an as-converted basis) (the “Selling Holders”, and together with the Board of Directors, the “Requisite Parties”) approve a Sale of the Company, then you hereby agree with respect to all Shares which you own or over which you otherwise exercise voting or dispositive authority:

(i) if such Sale of the Company requires stockholder approval under the Company’s amended and restated certificate of incorporation as in effect from time to time (the “Certificate”), the Bylaws of the Company or any law, rule or regulation applicable to the Company, to vote (in person, by proxy or by action by written consent, as applicable) such Shares in favor of such Sale of the Company (it being understood that, within 5 days after the delivery of a proxy or consent solicitation statement (or similar document requesting the consent or approval of stockholders) in respect of any Sale of the Company, the stockholder shall duly execute and deliver a proxy or consent, as the case may be, in favor of such Sale of the Company);

(ii) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by you as is being sold by the Selling Holders to the person to whom the Selling Holders propose to sell their Shares;

(iii) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(iv) if the consideration for such Shares pursuant to the Sale of the Company includes any securities, accept in lieu thereof an amount of cash equal to the fair value (as determined in good faith by the Company) of such securities to the extent reasonably necessary (as determined in good faith by the Company) to comply with applicable federal and state securities laws;

(v) if the Selling Holders appoint a stockholder representative (the “Stockholder Representative”) for matters affecting the stockholders of the Company under the applicable definitive transaction agreements, to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the stockholders;

(vi) to agree to make representations and warranties and to agree to indemnity and other liability obligations in connection with the Sale of the Company on terms and conditions that, taken as a whole, are no less favorable to you than to other holders of Common Stock of the Company; and

(vii) to execute and deliver all related documentation and take such other action in support of the Sale of the Company, as reasonably requested by the Company, including a written consent, release and/or joinder, and to not take any action inconsistent with the Sale of the Company.

(b) Exceptions. Notwithstanding the foregoing, you will not be required to comply with subsection (a) above in connection with any Sale of the Company unless (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, and (ii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, subject, in each case, to any “rollover” or similar arrangements provided in the definitive documents relating to such Sale of the Company. If the consideration to be paid in exchange for the Shares pursuant to such Sale of the Company includes any securities and due receipt thereof by you would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to you of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to you in lieu thereof, against surrender of the Shares which would have otherwise been sold by you, an amount in cash equal to the fair value (as determined in good faith by the Company’s Board of Directors or the Requisite Parties, as applicable) of the securities which you would otherwise receive as of the date of the issuance of such securities in exchange for the Shares. “Sale of the Company” shall mean: (i) a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”), (ii) a sale of all or substantially all of the assets of the Company, or (iii) any other transaction that qualifies as a “Deemed Liquidation Event” as defined in the Certificate.

13. Investment Representations. In connection with your acquisition of the Common Stock under your Award, you represent to the Company the following:

(a) You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. You are acquiring the Shares for investment for your own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) You understand that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed in this Award Agreement.

(c) You further acknowledge and understand that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available. You further acknowledge and understand that the Company is under no obligation to register the Common Stock. You understand that the certificate evidencing the Common Stock will be imprinted with a legend that prohibits the transfer of the Common Stock unless the Common Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d) You are familiar with the provisions of Rule 701 and Rule 144 promulgated under the Securities Act (“Rule 144”), as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the securities exempt under Rule 701 may be sold by you 90 days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and by the agreement(s) relating to the Lock-Up Period.

(e) In the event that the sale of the Shares does not qualify under Rule 701 at the time of issuance, then the Shares may be resold by you in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company; and (ii) the resale occurring following the required holding period under Rule 144 after you have purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(f) You further understand that at the time you wish to sell the Shares, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144 or 701, and that, in such event, you would be precluded from selling the Shares under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

14. Withholding Obligations.

(a) At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which may arise in connection with your Award (the “Withholding Taxes”). If applicable, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any amounts otherwise payable to you by the Company; (ii) causing you to tender a cash payment; or (iii) withholding Shares issued or otherwise issuable to you in connection with the Award with a Fair Market Value equal to the amount of such Withholding Taxes; provided, however, that the number of such Shares withheld may not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b) Unless the tax withholding obligations of the Company and any Affiliate are satisfied, the Company will have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for in this Award Agreement.

15. Tax Consequences. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Award. You will rely solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) will be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Award. You understand that Section 83 of the Code taxes as ordinary income to you the fair market value of the Shares issued to you pursuant to the Award as of the date any restrictions on such shares lapse (that is, as of the date on which part or all of such shares vest). In this context, “restriction” includes the right of the Company to reacquire the Shares pursuant to the Reacquisition Right set forth above. You understand that you may elect to be taxed at the time the Shares are issued to you pursuant to your Award, rather than when and as the Reacquisition Right expires, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days after the date you acquire Shares pursuant to your Award. Even if the fair market value of the Common Stock at the time of grant of your Award equals the amount paid for the Shares (if anything), the 83(b) Election must be made to avoid income under Section 83(a) in the future. You understand that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for you. You acknowledge that the foregoing is only a summary of the effect of U.S. federal income taxation with respect to issuance of the Shares pursuant to your Award, and does not purport to be complete. You further acknowledge that the Company has directed you to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which you may reside, and the tax consequences of your death. You assume all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Shares. YOU ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY 83(b) ELECTION. THE COMPANY AND ITS LEGAL COUNSEL CANNOT ASSUME RESPONSIBILITY FOR FAILURE TO FILE THE 83(b) ELECTION IN A TIMELY MANNER UNDER ANY CIRCUMSTANCES.

16. Severability. If all or any part of this Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17. Governing Law. The interpretation, performance and enforcement of this Award Agreement shall be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules.

18. Notices. Any notice or request required or permitted hereunder will be given in writing to each of the other parties hereto and will be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed to the Company at its primary executive offices, attention: Stock Plan Administrator, and addressed to you at your address as on file with the Company at the time notice is given.

19. Imposition of Other Requirements. As a condition to the grant of your Award or to the Company’s the issuance of any Shares under this Award, the Company may require you to execute further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award. In addition, you may be required to execute certain customary agreements entered into with the holders of capital stock of the Company, including without limitation a right of first refusal and co-sale agreement, stockholders agreement and a voting agreement.

EXHIBIT A TO

RESTRICTED STOCK AWARD TERMS AND CONDITIONS

ASSIGNMENT SEPARATE FROM CERTIFICATE

For Value Received and pursuant to that certain Restricted Stock Award Grant Notice dated                          (the “Award”), [Participant’s Name] hereby sells, assigns and transfers unto UiPath, Inc., a Delaware corporation (the “Company”)                         shares of the Class A Common Stock, par value $0.00001 per share (the “Common Stock”), of the Company, standing in the undersigned’s name on the books of the Company represented by Certificate No(s).              and does hereby irrevocably constitute and appoint the Company’s Secretary as attorney-in-fact to transfer the said Common Stock on the books of the Company with full power of substitution in the premises. This Assignment Separate From Certificate may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the reacquisition of shares of Common Stock of the Company issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Company’s Reacquisition Right under the Award.

Dated:

(Signature)

(Print Name)

Instructions: Please do not fill in any blanks other than the “Signature” line and the “Print Name” line.

EXHIBIT B TO

RESTRICTED STOCK AWARD TERMS AND CONDITIONS

JOINT ESCROW INSTRUCTIONS

Secretary

UiPath, Inc.

_________________

_________________

_________________

Dear Sir or Madam:

As Escrow Agent for both UiPath, Inc., a Delaware corporation (the “Company”), and the undersigned recipient (“Recipient”) of Class A Common Stock, par value $0.00001 per share (the “Common Stock”), of the Company, you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Restricted Stock Award Grant Notice (including all attachments and exhibits) dated ___________________ (the “Award”), to which a copy of these Joint Escrow Instructions is attached as Exhibit B to the Restricted Stock Award Terms and Conditions (the “Agreement”, in accordance with the following instructions:

1. In the event Recipient ceases to render services to the Company or an affiliate of the Company during the vesting period set forth in the Grant Notice, the Company or its affiliate or assignee, as applicable, will give to Recipient and you a written notice specifying the number of shares of Common Stock that will be transferred to the Company. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares of Common Stock being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of Common Stock to be transferred, to the Company.

3. Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of Common Stock to be held by you hereunder and any additions and substitutions to said shares of Common Stock as specified in the Grant Notice and the Agreement. Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

4. This escrow will terminate and the shares of Common Stock held hereunder will be released in full upon the full vesting of the shares of Common Stock in accordance with the vesting schedule set forth in the Grant Notice or upon the earlier return of the shares of Common Stock to the Company pursuant to the Company’s Reacquisition Right (as defined in the Agreement) or other forfeiture condition under the Company’s 2018 Stock Plan.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you will deliver all of same to Recipient and will be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that the property subject to this escrow is the subject of a pledge or other security agreement, you will deliver all such property to the pledgeholder or other person designated by the Company.

6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You will be obligated only for the performance of such duties as are specifically set forth herein and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You will not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys will be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you will not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You will not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Grant Notice, the Agreement or any documents or papers deposited or called for hereunder.

10. You will not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. Your responsibilities as Escrow Agent hereunder will terminate if you cease to be Secretary of the Company or if you resign by written notice to the Company. In the event of any such termination, the Secretary of the Company will automatically become the successor Escrow Agent unless the Company appoints another successor Escrow Agent and Recipient hereby confirms the appointment of such successor as Recipient’s attorney-in-fact and agent to the full extent of your appointment.

12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto will join in furnishing such instruments.

13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute has been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you will be under no duty whatsoever to institute or defend any such proceedings.

14. Any notice or request required or permitted hereunder will be given in writing to each of the other parties hereto and will be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by 10 days’ advance written notice to each of the other parties hereto:

Company:	UiPath, Inc.

Attn: General Counsel / Chief Financial Officer

Recipient:

Escrow Agent:	UiPath, Inc.

Attn: Corporate Secretary

15. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Grant Notice or the Agreement.

16. You are entitled to employ such legal counsel, including without limitation Cooley LLP, and other experts as you may deem necessary to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company will be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

17. This instrument will be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Grant Notice, the Agreement and these Joint Escrow Instructions in whole or in part.

[Remainder of page intentionally left blank]

18. These Joint Escrow Instructions will be governed by and interpreted and determined in accordance with the laws of the State of Delaware without regard to that state’s conflicts of laws rules. The parties hereby expressly consent to the personal jurisdiction of the state and federal courts located in the county in which the Company has its principal offices for any lawsuit arising from or related to this Agreement.

Very truly yours,

UiPath, Inc.

By

Title

Recipient

(Signature)

(Print Name)

Escrow Agent:

(Signature)

(Print Name)

ATTACHMENT II

2018 STOCK PLAN

ATTACHMENT III

SECTION 83(B) ELECTION